UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI HOLDINGS INC. BIGLARI CAPITAL CORP. THE LION FUND, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Item 1:  On October 9, 2012, Biglari Holdings Inc. issued the following press release:

BIGLARI HOLDINGS RESPONDS TO CRACKER BARREL’S ASSERTION
THAT MISREPORTS ABOUT INCOMING CHAIRMAN JAMES BRADFORD
WERE A “MISUNDERSTANDING”

SAN ANTONIO, TX — October 9, 2012 — Biglari Holdings Inc. (NYSE: BH) today replied to a statement issued by Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL) claiming that public filings plus statements made by Cracker Barrel, including those by Chief Executive Officer Sandra B. Cochran, highlighting designated Chairman James Bradford’s professed prior experience as CEO of a New York Stock Exchange-listed company, were a “misunderstanding.”

Cracker Barrel’s response to Biglari Holdings’ identification of a material error in Cracker Barrel’s public filings and statements regarding designated Chairman James Bradford’s ostensible experience as a “former NYSE company CEO” was repugnant to shareholders.  Just last week, Ms. Cochran touted Mr. Bradford’s purported credentials at an investor conference as well as in a letter to shareholders. Shareholders are currently receiving letters in the mail from Ms. Cochran that identify Mr. Bradford as “a former NYSE company CEO.” This assertion is now confirmed by the Company as 100% false. Yet, this inaccuracy is not a misunderstanding — it is misleading.

The inaccurate disclosure in Mr. Bradford’s biography was contained in Cracker Barrel’s proxy statements for both its 2012 and 2011 annual shareholders’ meetings and has been repeated by Ms. Cochran during the proxy contest. Because last year’s proxy statement had the same claim on his credentials, we find it quite troubling that this embellishment has been left uncorrected. It is unconscionable and inexplicable that Mr. Bradford overlooked or ignored misstatements of fact for the duration of a year.

We are left to draw one of two conclusions:

1.	Mr. Bradford did not read his biography in either this year’s or last year’s proxy statement.

OR

2.	Mr. Bradford read his biography, yet did nothing to correct it.

Even if we assume he did not read either the Company’s 2011 or 2012 proxy statements, did he also fail to review presentations by the Company’s management to shareholders? Here are two recorded instances with links available on Cracker Barrel’s own website:

1.	Wells Fargo Investor Conference (http://investor.crackerbarrel.com/events.cfm)

2.	Letter to shareholders (http://investor.crackerbarrel.com/proxy_contest.cfm)

The puzzling question for shareholders is why the Board and Ms. Cochran believed it was important to emphasize repeatedly Mr. Bradford’s purported experience as “a former NYSE company CEO.”  In our mind the answer is because Mr. Bradford’s record is being measured against a current CEO of a NYSE-listed company, Mr. Biglari. Unfortunately, Mr. Bradford was never a CEO of a NYSE company. We outside shareholders should not be forced to identify errors when there is a Board with 14 directors reviewing the documents from the inside.

How could shareholders not blame Mr. Bradford for failing to ensure the accuracy of his own credentials? Because Mr. Bradford is the Dean at Vanderbilt University’s Owen Graduate School of Management and holds a law degree, there is absolutely no excuse for his oversight in his own biography within the Company’s proxy statement.

Mr. Bradford has an obligation to read the Company’s proxy statement in its entirety, and if there is anything within it that he should have paid particular attention to, it would be his own biography. If Mr. Bradford were not aware of his biography in SEC filings, and Ms. Cochran’s presentation to investors, and the Company’s letters to shareholders, then these mistakes raise the question of how sound his commitment is to the Company. A chairman-designee should closely review major public statements.

We find the Company’s following statement downright insulting: “Mr. Bradford's extensive business and academic experience is beyond reproach.” We ask how Mr. Bradford could be beyond blame when he was compensated $186,757 last year for his services as a director of the Company, yet failed to identify or correct a material error in Ms. Cochran’s letter to shareholders, as well as six versions of the Company’s proxy statement filed with the SEC over the last two years that contained the error. Does Mr. Bradford not think that he has a duty to read carefully the Company’s proxy statements and letters to shareholders? What else is Mr. Bradford not reading that is imperative to fulfilling his job?

Mr. Bradford also holds board seats at three other companies that actually are traded on the NYSE: CLARCOR Inc., Genesco Inc., and Granite Construction Inc. Only in rare exceptions do we think a full-time employed person can be on four outside boards. If Mr. Bradford is too busy to read proxy statements, then he is too busy to be on the Board of Cracker Barrel.

We urge the Board to stop wasting valuable time along with Company resources and drop its resistance to placing our two nominees on the Board. We are Cracker Barrel’s largest shareholder with an approximately $270 million investment value in the Company’s stock. One reason we are so engaged and well-informed of such matters is that a substantial portion of our net worth is tied to the future of Cracker Barrel.

* * *

Contact:

Morrow & Co., LLC
Tom Ball
John Ferguson
(203) 658-9400
(877) 849-0763

Item 2: The following materials were posted by Biglari Holdings Inc. to http://www.enhancecrackerbarrel.com:

ENHANCE
CRACKER BARREL

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Press Releases

	RELEASE DATE
2012	
OCTOBER	
BIGLARI HOLDINGS RESPONDS TO CRACKER BARREL'S ASSERTION THAT MISREPORTS ABOUT INCOMING CHAIRMAN JAMES BRADFORD WERE A "MISUNDERSTANDING"	October 9, 2012
BIGLARI HOLDINGS QUESTIONS CRACKER BARREL'S LACK OF URGENCY IN ADDRESSING MISREPRESENTATIONS OF BRADFORD'S CREDENTIALS	October 9, 2012
BIGLARI HOLDINGS SENDS LETTER TO CRACKER BARREL'S BOARD ON DISCOVERY OF DISCREPANCY IN PROFESSED EXPERIENCE OF DESIGNATED CHAIRMAN JAMES BRADFORD	October 8, 2012
SEPTEMBER	
Cracker Barrel Makes Faux "Offer" to Biglari Holdings	September 5, 2012
APRIL	
Sardar Biglari Issues Letter to Shareholders of Cracker Barrel Old Country Store, Inc.	April 19, 2012
2011	

Cracker Barrel Director and Officer Questionnaire

Copyright © 2012 BIGLARI HOLDINGS INC.

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ENHANCE
CRACKER BARREL

HOME
LETTERS TO SHAREHOLDERS
LETTERS TO MANAGEMENT
SEC FILINGS
NOMINEES
PRESS RELEASES
CONTACT US

GLASS LEWIS
Full Proxy Report

SEC Filings

Please click on links below to obtain SEC Filings.

FILING	FILING DATE
DEFINITIVE PROXY STATEMENT AND PROXY CARD	
Definitive Proxy Statement	October 9, 2012
Proxy Card	October 9, 2012
DFAN 14A	
DFAN 14A	October 9, 2012
DFAN 14A	October 9, 2012
DFAN 14A	September 14, 2012
DFAN 14A	September 7, 2012
DFAN 14A	April 19, 2012
DFAN 14A	December 15, 2011
DFAN 14A	December 15, 2011
DFAN 14A	December 14, 2011
DFAN 14A	December 12, 2011
DFAN 14A	December 9, 2011
DFAN 14A	September 23, 2011
DFAN 14A	September 13, 2011
DFAN 14A	September 1, 2011
SCHEDULE 13D	

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